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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph regarding a change in accounting method, dated April 15, 1996, except for Note 11, as to which the date is August 29, 1996 on our audit of the consolidated financial statements of Kevco, Inc. as of December 31, 1995 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas

October 10, 1996